UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 N. Martingale Rd., Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2015, David W. Devonshire, a member of the Board of Directors (the “Board”) of Career Education Corporation (the “Company”) submitted a letter of resignation to the Board. Mr. Devonshire resigned as a director of the Company and as a member of the Board’s Audit and Compensation Committees, each effective immediately prior to the Company’s 2015 Annual Meeting of Stockholders on May 19, 2015 (the “Annual Meeting”). Mr. Devonshire also withdrew his name from nomination for re-election at the Annual Meeting. Mr. Devonshire’s resignation letter stated that he is resigning from the Board for health reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The size of the Board has been reduced by one, to eight directors, effective upon Mr. Devonshire’s resignation, and at the Annual Meeting, eight rather than nine directors will be nominated for election to the Board.

Other than Mr. Devonshire, the nominees named in the Company’s Notice of Annual Meeting and Proxy Statement (the “2015 Proxy Statement”) will stand for election at the 2015 Annual Meeting. Notwithstanding Mr. Devonshire’s resignation and withdrawal, the proxy votes already returned by Stockholders will remain valid and will be voted at the Annual Meeting unless revoked, except that votes will not be cast for Mr. Devonshire because he has resigned from the Board and is no longer standing for re-election.

On May 14, 2015, the Company issued a press release announcing the resignation of Mr. Devonshire. A copy of the release is furnished herewith as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press release of the Company dated May 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

/s/ Jeffrey D. Ayers
Jeffrey D. Ayers

Senior Vice President, General Counsel and Corporate Secretary

Dated: May 14, 2015

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press release of the Company dated May 14, 2015.